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                                                                   EXHIBIT 10.29

                   AGREEMENT REGARDING POST-CLOSING ADJUSTMENT
                   -------------------------------------------

     This Agreement (the "Agreement") is made as of December 10, 2001, by and among AEROMET AMERICA, INC., a Washington corporation ("Seller"); PACIFIC AEROSPACE & ELECTRONICS, INC., a Washington corporation ("PA&E"); U.S. CASTINGS, LLC, a Delaware limited liability company ("Buyer"); USCRE PROPERTIES, LLC, a Delaware limited liability company ("USCRE"); and ADVANCED ALUMINUM, LLC, a Delaware limited liability company ("Advanced Aluminum").

                                    Recitals

     A. This Agreement relates to the Asset Purchase Agreement dated June 14, 2001, among Seller, PA&E, Buyer, USCRE, and Advanced Aluminum, as amended by a Closing Agreement of even date therewith among the parties (as so amended, the "Purchase Agreement"), pursuant to which Seller sold to Buyer all of its operating assets (the "Asset Sale"). Capitalized terms that are not otherwise defined in this Agreement have the meanings set forth in the Purchase Agreement.

     B. Section 3.2.2 of the Purchase Agreement provides a mechanism for determining a possible post-closing adjustment (the "Adjustment"), based on a post-closing valuation of Closing Accounts Receivable and Inventory.

     C. At the closing of the Asset Sale, Buyer delivered to Blank Rome Comisky & McCauley LLP, as Escrow Agent, a promissory note payable to PA&E in the principal amount of $160,000 (the "Escrow Amount"), which represented the portion of the Purchase Price to be held in escrow (the "Escrow Account") pending determination of the Adjustment. As required by the Closing Agreement, Buyer subsequently deposited $160,000 in cash with Blank Rome Comisky & McCauley LLP, as Escrow Agent.

     D. The parties have agreed on the amount of the Adjustment and desire to enter into this Agreement to document their agreement regarding the Adjustment and certain other matters described below.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged by all parties hereto, the parties agree as follows:

                                    Agreement

1.   Adjustment. The parties agree that total amount of the Adjustment is
     ----------
$160,000, plus all accrued interest on the Escrow Amount (the "Adjustment Amount"). The Adjustment Amount shall be paid by release of the contents of the Escrow Account to Buyer (or its designee) and cancellation and delivery of the related promissory note to Buyer. To effect this release, upon execution of this Agreement by all parties, PA&E is executing and delivering instructions (the "Escrow Instructions") to the Escrow Agent in

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the form attached as Exhibit A to this Agreement. Buyer agrees to accept the
Adjustment Amount in full satisfaction of the obligations of Seller and PA&E pursuant to Section 3.2.2 of the Purchase Agreement, and delivery of the Escrow Instructions to the Escrow Agent, by facsimile transmission or otherwise, will have the effect of fully releasing PA&E and Buyer from any present or future liability or other obligation to Buyer or any of Buyer's affiliates with respect to the Adjustment.

2.   Trades Payable. Buyer and PA&E have engaged in certain transactions that
     --------------
have resulted in outstanding trades payable between them. Buyer and PA&E agree that the approximate amount of those trades payable through November 23, 2001 is as follows:

     Amount owed to Buyer:      $  47,736.31
     Amount owed to PA&E:       $ 113,152.72

Upon execution of this Agreement by all parties, PA&E is remitting to Buyer a check in the amount of $47,736.31, and Buyer is remitting to PA&E a check in the amount of $113,152.72, in payment of the estimated trades payable owing through November 23, 2001. The parties agree that this payment is a good faith estimate of the actual amounts owing, and the parties will negotiate in good faith to reconcile the actual amounts, to pay any differences, and to resolve any claims with respect to trades payable that arose between November 23, 2001 and the date of this Agreement.

3.   Sales and Use Tax. Buyer agrees to timely pay to the appropriate taxing
     -----------------
authority all sales and use taxes related to the Asset Sale. Upon execution of this Agreement by all parties, PA&E is remitting to Buyer a check in the amount of $4,328.16, which the parties agree fully satisfies PA&E's obligation under the Purchase Agreement to pay one-half of such taxes. If, however, the State of Washington, through audit or other action, requires additional sales and use taxes to be paid with respect to the Asset Sale, then the parties shall also bear the amount of any required increase equally.

4.   Retro Payment. The parties agree that the retroactive payment in the amount
     -------------
of $15,877 with respect to Seller's L&I experience in previous years, which was received by Buyer after the Closing, is the property of Buyer, and PA&E and Seller release any claims to that payment.

5.   Attorneys' Fees. The parties each agree to be responsible for their own
     ---------------
attorneys' fees incurred in connection with the negotiation of the Adjustment Amount and the preparation, execution and delivery of this Agreement.

6.   Entire Agreement. This Agreement represents the entire agreement of the
     ----------------
parties with respect to the subject matter of this Agreement and supersedes any and all prior agreements, written or oral, relating to its subject matter.

7.   Counterparts. This Agreement may be executed in one or more counterparts,
     ------------
each of which will be deemed an original, but all of which together will constitute the same instrument.

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Executed as of the first date written above.

SELLER:             AEROMET AMERICA, INC.


                    By /s/ Charles Miracle
                       -----------------------------------------------------

                       Its: Treasurer
                            ------------------------------------------------

PA&E:               PACIFIC AEROSPACE & ELECTRONICS, INC.


                    By /s/ Charles Miracle
                       -----------------------------------------------------

                       Its: Treasurer and Interim Chief Financial Officer
                            ------------------------------------------------

BUYER:              U. S. CASTINGS, LLC


                    By /s/ Gary Lyden
                       -----------------------------------------------------

                       Its: President
                            ------------------------------------------------

USCRE:              USCRE PROPERTIES, LLC


                    By /s/ Keith Sterling
                       -----------------------------------------------------

                       Its: Manager
                            ------------------------------------------------

ADVANCED ALUMINUM:  ADVANCED ALUMINUM, LLC


                    By /s/ Keith Sterling
                       -----------------------------------------------------

                       Its: Manager
                            ------------------------------------------------

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                                    EXHIBIT A
                              ESCROW INSTRUCTIONS]

                                [PA&E Letterhead]

                                December __, 2001

Blank Rome Comisky & McCauley LLP
One Logan Square
Philadelphia, PA 19103-6998
Attn: Michael Medveckus

Gentlemen:

     You have acted as escrow agent for certain funds (the "Escrow Amount") pursuant to an Escrow Agreement dated as of June 14, 2001, among U.S. Castings, LLC, USCRE Properties, LLC, Pacific Aerospace & Electronics, Inc., Aeromet America, Inc. and Blank Rome Comisky & McCauley LLP, as Escrow Agent.

     The parties have finally determined the purchase price adjustments to be made under the related Asset Purchase Agreement and have agreed that the entire Escrow Amount should be returned to U.S. Castings, LLC. Pacific Aerospace & Electronics, Inc. and Aeromet America, Inc. each therefore hereby releases any claim or right to the Escrow Amount and irrevocably authorizes Blank Rome Comisky & McCauley to release the Escrow Amount (or to cancel any promissory note representing the Escrow Amount and to deliver the cancelled note to U.S. Castings, LLC), in accordance with separate instructions of U.S. Castings, LLC.

                                Very truly yours,

                                Pacific Aerospace & Electronics, Inc.

                                By: DRAFT
                                   -------------------------------
                                     Its:_________________________

Acknowledged and Agreed to:

U.S. Castings, LLC and
USCRE Properties, LLC

By:________________________
     Keith L. Sterling

By:________________________
     John R. Thach

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